UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 16, 2011

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor		HM 08
8 Par-La-Ville Rd, Hamilton, Bermuda

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual general meeting of Central European Media Enterprises Ltd. (the “Company”) held on May 16, 2011 the following matters were submitted to a vote of shareholders:

Proposal 1 – Election of Directors. All of the nominees were elected to serve as a Director of the Company until the next annual general meeting or until their respective successors have been elected and qualified, with the following votes:

Director:	Votes For	Votes Withheld
Ronald S. Lauder	106,119,156	242,290

Herbert A. Granath	106,025,613	335,833

Paul Cappuccio	106,117,574	243,872

Michael Del Nin	106,117,574	243,872

Charles R. Frank, Jr.	106,242,984	118,462

Alfred W. Langer	106,229,706	131,740

Fred Langhammer	106,028,955	322,491

Bruce Maggin	106,025,713	335,733

Parm Sandhu	106,242,976	118,470

Adrian Sarbu	106,183,570	177,876

Caryn Seidman Becker	106,239,829	121,617

Duco Sickinghe	106,242,626	118,820

Kelli Turner	106,152,752	208,294

Eric Zinterhofer	100,096,023	6,267,067

Proposal 2 – Selection of Auditors. Deloitte LLP was appointed as independent public accounting firm for the Company in respect of the fiscal year ended December 31, 2011 and the Directors, acting through the Audit Committee, were authorized to approve their fees.

For	Against	Abstain

108,527,355	21,719	7,222

Proposal 3 – Advisory Vote on the Compensation of Named Executive Officers.  The results of this non-binding vote were as follows:

For	Against	Abstain	Broker non-votes

99,093,036	7,263,355	5,055	2,194,850

Proposal 4 – Advisory Vote on the Frequency of the Say-on-Pay Vote. The results of this non-binding vote were as follows:

One year	Two years	Three years	Abstain	Broker non-votes

8,255,505	4,098	98,129,110	2,633	2,194,850

Based on the recommendation of the Board of Directors and the outcome of this advisory vote, the Company will conduct an advisory vote of shareholders every three years until the next required advisory vote on the frequency of shareholder votes on the compensation of named executive officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: May 20, 2011	/s/ David Sturgeon
David Sturgeon
Deputy Chief Financial Officer